Exhibit 3.26

(For Use by Domestic Corporations)

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

1.	The name of the corporation is CELLO-FOIL PRODUCTS, INC.

2.	The location of the registered office is

155 Brook Street,	Battle Creek	Michigan	49017

(No. and Street)	(Town or City)		(Zip Code)

3.	The following amendment to the Articles of Incorporation was adopted on the 21st day of October, 1976, (Check one of the following)

☒	by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

☐	by written consent of the shareholders having not less than the minimum number of votes required by the statute in accordance with Section 407 (1) and (2), Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Article of Incorporation).

☐	by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act 284, Public Acts of 1972, as amended.

Resolved, that Article IV of the Articles of Incorporation be amended to read as follows (Any article being amended is required to be set forth in its entirety.)

The total authorized capital stock is

(1)	{	Preferred	shs	}	{	Par Value	$	}	Per share
		Common	184,000 shs			Par Value	$ 1.00

and/or shs. of (2)	{	Preferred	________	}	no par value	{	Book Value	$	}	Per share
		Common	________				Price fixed for sale	$

						{	Book value	$	}	Per share
							Price fixed for sale	________

(3)	The following is a description of each class of stock of the Corporation with the voting, powers, preferences and rights and qualifications, limitations or restrictions thereof:

184,000 shares of par value common

The amount of paid-in capital with which this Corporation will begin business is $81,000.

CELLO-FOIL PRODUCTS, INC.
(Corporate Name)

By	/s/ Gerald A. Hull
(Signature of President, Vice-President, Chairman, or Vice-Chairman)

Gerald A. Hull, Executive Vice President, Secretary-Treasurer
Type or Print Name and Title

Signed this 13th day of May, 1977	(See Instructions on Reverse Side)

GOLD SEAL APPEARS ONLY ON ORIGINAL